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                                                                  EX-99.CODE ETH

                                    ING FUNDS


                               SARBANES-OXLEY ACT
                                 CODE OF ETHICS

A.       ADOPTION

         The Boards of Directors/Trustees (collectively, the "Board") of the ING Funds (each a "Fund," and collectively, the "Funds") set forth on EXHIBIT A hereto, as such exhibit may be amended from time to time, have adopted this code of ethics (the "Code") in connection with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002 (the "Act") concerning disclosure of a code of ethics for the principal executive officer, the principal financial officer, the principal accounting officer or controller, and persons performing similar functions (regardless of whether they are employed by a Fund or a third party) of the Funds (the "Covered Officers"). For the purposes of this Code, the chief executive officer and the chief financial officer of the Funds are the Covered Officers for the Funds.

B.       POLICY AND PURPOSE;  CONFLICTS WITH LAW AND POLICY

         1.    POLICY AND PURPOSE

         It is the policy of the Funds to conduct their affairs in an honest and ethical manner, and to comply with all applicable laws, rules and regulations. The purpose of this Code is to assist in the accomplishment of the foregoing policy, to deter wrongdoing and to promote:

               a. Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

               b. Full, fair, accurate, timely and understandable disclosure in reports and documents that a Fund files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by a Fund.

               c. Compliance with applicable laws and governmental rules and regulations.

               d. The prompt internal reporting of violations of this Code to an appropriate person or persons identified in this Code.

               e.   Accountability for adherence to this Code.

         2.    CONFLICTS WITH LAW AND POLICY

         If any part of this Code, or if compliance with any part of this Code, violates or is in conflict with any applicable law, the provisions of such applicable law shall control. If any part of this Code, or if compliance with any part of this Code, violates or is in conflict with any policy or practice of the Funds or of any service provider to the Funds, the provisions of this Code shall control.

C.       COVERED OFFICER DUTIES

         Each Covered Officer shall adhere to a high standard of business ethics in his or her dealings with and on behalf of a Fund. Specifically, each Covered Officer shall:

         1. Conduct himself or herself in an honest and ethical manner when dealing with or on behalf of a Fund.

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         2.    Refrain from engaging in any activity that would compromise his or her professional ethics or otherwise prejudice his or her ability faithfully to carry out his or her duties to the Funds.

         3. Refrain from using or appearing to use material non-public information acquired in the course of his or her work for the Funds for unethical or illegal advantage, either directly or indirectly through others.

         4. Place the interests of the Funds and their shareholders before his or her personal interests, and handle actual or apparent conflicts of interest between his or her personal interests and the interests of a Fund in an ethical manner.

         5. Be familiar with the disclosure requirements generally applicable to the Funds and take all reasonable actions, consistent with his or her position(s) with a Fund and/or a Fund's service provider(s) to ensure full, fair, accurate, timely and understandable disclosure in reports and documents that a Fund files with, or submits to, the SEC or other governmental authorities, and in other public communications made by a Fund.

         6. Comply with applicable laws and governmental rules and regulations in his or her dealings with or on behalf of a Fund, and take all reasonable actions, consistent with his or her position(s) with a Fund and/or a Fund's service provider(s), to ensure compliance by the Fund with applicable laws and governmental rules and regulations.

         7. Take all reasonable actions, consistent with his or her position(s) with a Fund and/or a Fund's service provider(s), to ensure prompt internal reporting of violations of this Code to an appropriate person or persons identified in this Code.

         8. Not knowingly misrepresent, or knowingly cause or permit others to misrepresent, facts about a Fund to a Fund's shareholders, directors, counsel or auditors, to governmental regulators or self-regulatory organizations, or to the public.

         9. Consult with other officers and employees of a Fund, and its adviser(s), administrator and principal underwriter, with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Funds.

         10. Promote compliance by the Funds with the standards and restrictions imposed by applicable laws, rules and regulations.

         11. Not influence investment decisions or financial or other reporting by the Fund whereby the Covered Officer would benefit personally.

         12. Not cause a Fund to take an action, or fail to take an action, whereby the Covered Officer would benefit personally.

         13. Not retaliate or take any adverse action against, or cause or permit any retaliation or adverse action to be taken against, any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations of this Code or of applicable laws and governmental rules and regulations that are made in good faith.

D.       DEFINITIONS

         1.    CONFLICTS OF INTEREST

         For the purposes of this Code (i) an "actual conflict of interest" is a situation in which a Covered Officer, a member of a Covered Officer's immediate family, or an entity other than a Fund on whose behalf a Covered Officer is acting or from which a Covered Officer may receive compensation or other personal benefit, has an interest in a transaction or the results of a transaction in which a Fund is involved that is different from the interests of the Fund with regard to that same transaction, and (ii) an "apparent conflict of interest" is a situation in which a Covered Officer, a member of a Covered Officer's immediate family, or an entity other than a Fund on whose behalf a Covered Officer is acting or from which a Covered Officer may receive compensation or other personal benefit, appears to have an actual conflict of interest, without regard to whether an actual conflict of interest in fact exists.(1)

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(1) Certain actual conflicts of interest are inherent in the relationship between a Fund and a Covered Officer who is employed by the Fund's investment adviser, administrator or principal underwriter. As a result, this Code recognizes that Covered Officers will, in the normal course of their duties (whether acting on behalf of a Fund or on behalf of the adviser,

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Notwithstanding the foregoing, an actual conflict of interest shall not include situations that are covered by law or by the Funds' and an investment adviser's code of ethics required under Rule 17j-1 of the Investment Company Act of 1940.2

         2.    WAIVER AND IMPLICIT WAIVER

         The term "waiver" means the approval by a Fund of a material departure from a provision of this Code. The term "implicit waiver" means a failure by a Fund to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to an executive officer3 of the Fund.

         3.    BENEFIT PERSONALLY; IMMEDIATE FAMILY

         With regard to a Covered Officer, the term "benefit personally" means the direct or indirect receipt by the Covered Officer, by a member of the Covered Officer's immediate family, or by any entity (other than a Fund's investment adviser or any affiliate thereof) of which the Covered Officer or any member of the Covered Officer's immediate family owns 5% or more of the beneficial ownership interest or by which the Covered Officer or any member of the Covered Officer's immediate family is employed, or from which the Covered Officer or any member of the Covered Officer's immediate family receives any compensation or other benefit, of any compensation or other personal benefit. For the purposes of this Code, the term "member of the immediate family" means a Covered Officer's parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships.

E.       ACTIVITIES REQUIRING PRIOR APPROVAL

         A Covered Officer and his or her immediate family shall not engage in any of the following activities without the prior written approval of the Funds' Chief Legal Officer (the "Chief Legal Officer") and the Funds' Chief Executive Officer, except that in the case of the Chief Executive Officer or a member of the Chief Executive Officer's immediate family, such approval shall be from

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administrator or principal underwriter, or for a combination thereof), be involved in recommending actions that may have different effects on the respective parties or may redound to the benefit of the adviser, the administrator or the principal underwriter at the expense of the Fund. For example, the negotiation of the underlying advisory, administrative and underwriting agreements necessarily places such Covered Officers in an actual conflict of interest position as to a Fund.

         These inherent conflicts of interest are known to and understood by the Funds and the Board, and the Board has determined that the existence of these conflicts of interest is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Therefore, the fact that a Covered Officer acts primarily or exclusively on behalf of a party other than a Fund with regard to a transaction that is covered by such inherent conflicts of interest shall not IPSO FACTO cause such conduct to be in violation of the requirements of this Code. Absent specific dishonest or unethical conduct in such a transaction, the actions by a Covered Officer in such regard shall be deemed to be honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

(2) These inherent conflicts of interest are already subject to prohibitions in the Investment Company Act of 1940 (the "Investment Company Act") and the Investment Advisers Act of 1940 (the "Investment Advisers Act"). For example, a Covered Officer may not individually engage in certain transactions (such as the purchase of sale or securities or other property) with a Fund because of his or her status as an "affiliated person" of the Fund. The Funds' and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat and replace those programs and procedures, and such actual and apparent conflicts of interest fall outside of the coverage of this Code. All other actual and apparent conflicts of interest, even if such actual and apparent conflicts of interest are not subject to provisions in the Investment Company Act or the Investment Advisers Act, are covered by this Code.

(3) The term "executive officer," when used with reference to a registrant, means its president, any vice president of the registrant in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the registrant.

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the Chief Legal Officer and the Coordination and Compliance Committee of the
Board. To obtain such approval, the Covered Officer shall submit a written statement to the Chief Legal Officer describing in detail the proposed activity and the reasons for it.

         1. Service as a director, partner, officer, manager or managing member on the board of any public or private company4 other than a Fund's investment adviser, administrator, principal underwriter, or an affiliate of any of the foregoing, if such company has current or prospective business dealings with a Fund or if any Fund may invest in securities issued by such company.

         2. Receipt of any entertainment5 or meals from any company with which the Fund has current or prospective business dealings unless such entertainment or meals are business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety. For the purposes of this Code, entertainment and meals that are incidental to a business conference, seminar or meeting shall be deemed business-related, reasonable in cost, and appropriate as to time and place.

         3. Having any ownership interest in, or any consulting, employment or compensation relationship with, any of a Fund's service providers, other than its investment adviser(s), administrator, principal underwriter, or any affiliated person thereof.

         4. Exploit for his or her own personal gain any opportunity which a Fund may exploit. This prohibition shall not apply to securities trading undertaken in conformance with the Funds' and an investment adviser's code of ethics adopted pursuant to Rule 17j-1 of the Investment Company Act.

F.       PROHIBITED ACTIVITIES

         A Covered Officer and his or her immediate family shall not engage in any of the following activities:

         1. Have a direct or indirect financial interest, such as compensation or equity ownership, in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment with the Fund's investment adviser, administrator, principal underwriter, or any affiliated person thereof.

         2. Receive any gifts in excess of $500 in any calendar year from any entity or person that directly or indirectly currently or prospectively does or will do business with or receives compensation or other benefits from a Fund. For the purposes of this restriction, gifts from different persons employed by the same entity shall be aggregated, along with any gifts from the entity itself, in order to determine whether the $500 limit has been exceeded.

         3. Accept employment from any company, other than a Fund's investment adviser(s), administrator or principal underwriter (or any affiliate thereof), with which the Fund has current or prospective business dealings within one year after the latest to occur of such Covered Officer's termination of employment at the Fund or at the Fund's investment adviser(s), administrator or principal underwriter (or any affiliate thereof).

         4. Borrow money from any Fund, or borrow money from or have any other financial transactions with any company, other than a Fund's investment adviser(s), administrator or principal underwriter (or any affiliate thereof), with which the Fund has current or prospective business dealings, other than routine retail transactions that are effected on the same terms and conditions as are available to the general public.

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(4) For the purposes of this Code, "company" includes any legal or business entity such as a corporation, limited liability company, partnership, limited partnership, trust, association, sole proprietorship, ETC.

(5) For the purposes of this Code, "entertainment" means activities or events, such as golfing, theater, sporting events, ETC., at which a representative of the entertaining company is present along with the Covered Officer or his or her immediate family member. If a representative of the entertaining company is not present, such activities or events shall be treated as gifts hereunder.

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         5.    Engage in a transaction directly as a principal with a Fund, except that this prohibition shall not apply to the purchase or redemption of the shares of any Fund on the same terms and conditions as all other shareholders.

         6. Any other activity that would cause them to benefit personally at the expense of a Fund.

G.       REPORTING AND ACCOUNTABILITY

         1.    REPORTING

         Each Covered Officer must:

               a. Upon adoption of this Code (or thereafter, as applicable, upon becoming a Covered Officer), affirm in writing to the Chief Legal Officer and the Board that he or she has received, read and understands this Code. Such affirmation shall be substantially in the form attached hereto as EXHIBIT B.

               b. Annually thereafter affirm to the Chief Legal Officer and the Board that he or she has complied with the requirements of this Code. Such affirmation shall be substantially in the form attached hereto as EXHIBIT C.

               c. Report at least annually all employment, ownership, affiliations or other relationships related to conflicts of interest that the Fund's Directors and Officers Questionnaire covers.

               d. Notify the Chief Legal Officer promptly if he or she knows of any violation of this Code or of any applicable laws and governmental rules and regulations. Failure to do so is itself a violation of this Code.

         2.    INTERPRETATIONS

         The Chief Legal Officer has the authority and shall be responsible for applying this Code to specific situations and for making interpretations of this Code in any particular situation. In making interpretations of this Code, the Chief Legal Officer may consult with the Funds' outside counsel.

         3.    INVESTIGATIONS

         The Funds will follow these procedures in investigating and enforcing this Code:

               a. The Chief Legal Officer will take all appropriate action to investigate any potential violations reported to him or her.

               b. If, after such investigation, the Chief Legal Officer believes that no violation has occurred, the Chief Legal Officer is not required to take any further action.

               c. If, after such investigation, the Chief Legal Officer believes that a violation has occurred, the Chief Legal Officer shall report such potential violation to the Coordination and Compliance Committee.

               d. If the Coordination and Compliance Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; and a recommendation to discipline or dismiss the Covered Officer or to require reimbursement or disgorgement by the Covered Officer of any personal benefits received.

         4.    WAIVERS

         The Coordination and Compliance Committee and the Chief Legal Officer, as applicable, may grant a waiver to compliance with this Code by a Covered Officer or his or her immediate family if the Coordination and Compliance Committee or the Chief Legal Officer determines that the proposed activity will not have an adverse impact on any Fund or on the ability of a Covered Officer faithfully to perform his or her duties to the Funds. To obtain a waiver, a Covered Officer shall submit a written statement to the Chief Legal Officer describing in detail the proposed activity, and the reasons for it, and the provision(s) of this Code as to which a waiver is requested. Any waivers of the provisions of this Code shall be disclosed to the extent required by law and SEC rules.

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H.       RELATIONSHIP TO OTHER POLICIES AND PROCEDURES

         This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds' adviser(s), administrator, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' and their investment advisers' and principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

I.       CONFIDENTIALITY

         All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board or committee thereof or the Funds' outside counsel.

J.       INTERNAL USE

         The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund or any Covered Officer or his or her immediate family, as to any fact, circumstance, or legal conclusion.

K.       AMENDMENTS

         Any amendments to this Code must be approved or ratified by a majority vote of the Board, including a majority of the independent directors. Any amendments to this Code shall be disclosed to the extent required by law and SEC rules.

Date:
       ---------------------------------

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                                    EXHIBIT A

                               ING INVESTORS TRUST
                                ING EQUITY TRUST
                                 ING FUNDS TRUST
                           ING INVESTMENT FUNDS, INC.
                               ING MAYFLOWER TRUST
                                ING MUTUAL FUNDS
                              ING PRIME RATE TRUST
                             ING SENIOR INCOME FUND
                          ING VARIABLE INSURANCE TRUST
                           ING VARIABLE PRODUCTS TRUST
                       ING VP EMERGING MARKETS FUND, INC.
                         ING VP NATURAL RESOURCES TRUST
                               USLICO SERIES FUND

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                                    EXHIBIT B

                             INITIAL ACKNOWLEDGEMENT

Covered Officer Name and Title:
                                ----------------------------------------
                                             (PLEASE PRINT)

         I acknowledge that I have received and read a copy of the ING Funds Sarbanes-Oxley Act Code of Ethics (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

         I also acknowledge my responsibility to report any violation of the Code to the Chief Legal Officer of the Funds.

         I further acknowledge that the policies contained in the Code are not intended to create any contractual rights or obligations, express or implied. I also understand that, consistent with applicable law, the Funds have the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in their sole discretion, with or without notice.

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         Signature                                                   Date

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                                    EXHIBIT C

                             ANNUAL ACKNOWLEDGEMENT

Covered Officer Name and Title:
                                --------------------------------------------
                                              (PLEASE PRINT)


         I acknowledge that I have received and read a copy of the ING Funds Sarbanes-Oxley Act Code of Ethics (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

         I also acknowledge that I have fully complied with the terms and provisions of the Code during the period of time since the most recent Initial or Annual Acknowledgement provided by me.

         I further acknowledge that the policies contained in the Code are not intended to create any contractual rights or obligations, express or implied. I also understand that, consistent with applicable law, the Funds have the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in their sole discretion, with or without notice.


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         Signature                                                   Date

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